Exhibit 99.2
M A C K - C A L I   R E A L T Y   C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Contact:          Barry Lefkowitz                       Virginia Sobol
Executive Vice President            Vice President, Marketing
and Chief Financial Officer          and Public Relations
(732) 590-1000                          (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FIRST QUARTER RESULTS

Edison, New Jersey - May 3, 2007 - Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the first quarter 2007.

Recent highlights include:

-	Reported net income per diluted share of $0.28;

-	Reported funds from operations per diluted share of $0.86;

-	Completed offering of 4,650,000 shares of common stock, raising $252 million;

-	Signed a contract to acquire interests in 125 Broad Street, a downtown Manhattan office tower, for $273 million;

-	Contracted to sell 500 West Putnam Avenue in Greenwich Connecticut for $56 million;

-	Signed a lease to develop a 250,000 square-foot class A office building for Wyndham Worldwide Corporation; and

-	Declared $0.64 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

Net income available to common shareholders for the first quarter 2007 equaled $18.6 million, or $0.28 per share, versus $32.6 million, or $0.52 per share, for the same quarter last year.

Funds from operations (FFO) available to common shareholders for the quarter ended March 31, 2007 amounted to $70.1 million, or $0.86 per share, versus $80.8 million, or $1.05 per share, for the quarter ended March 31, 2006.

Total revenues for the first quarter 2007 increased 27.1 percent to $193.7 million as compared to $152.4 million for the same quarter last year.

All per share amounts presented above are on a diluted basis.

The Company had 67,847,852 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 15,200,761 common operating partnership units outstanding as of March 31, 2007.

The Company had a total of 83,048,613 common shares/common units outstanding at March 31, 2007.

As of March 31, 2007, the Company had total indebtedness of approximately $2.0 billion, with a weighted average annual interest rate of 6.14 percent. The Company had a total market capitalization of $6.0 billion and a debt-to-undepreciated assets ratio of 37.8 percent at March 31, 2007. The Company had an interest coverage ratio of 3.3 times for the quarter ended March 31, 2007.

Mitchell E. Hersh, president and chief executive officer, commented, "While we continued to strengthen our core portfolio and operations, we took significant steps to capitalize on strategic growth opportunities. In addition to our plans to develop a corporate headquarters building for Wyndham Worldwide in New Jersey, our agreement to acquire interests in 125 Broad Street marks our entry into downtown Manhattan--a rapidly improving market that offers synergy with our Jersey City holdings and significant upside potential for our Company."

The following is a summary of the Company’s recent transactions:

ACQUISITIONS / SALES

In March, the Company reached an agreement with SL Green Realty Corporation to purchase the latter’s condominium interests in 125 Broad Street, a downtown Manhattan office tower, for $273 million. The condominium units being acquired are 100 percent leased, and include floors 2-16, and collectively comprise 39.6 percent, or 524,500 square feet, of the property. This investment will be the Company’s entry into the New York City office market.

In a related transaction, the Company stated that it would sell a Greenwich, Connecticut property at 500 West Putnam Avenue to SL Green Realty Corporation for $56 million. The property being sold is a four-story, 121,500 square-foot office building that is 96 percent leased.

Mack-Cali expects to complete both transactions in the second quarter.

DEVELOPMENT

In February, the Company agreed to develop a 250,000 square-foot class A office building for Wyndham Worldwide Corporation for its corporate headquarters. The building, which Wyndham Worldwide has pre-leased for 15 years, will be developed on a land site located on Sylvan Way at Mack-Cali Business Campus in Parsippany, New Jersey. Wyndham Worldwide, one of the world’s largest hospitality companies, will relocate and expand its space into the new building from the approximately 180,000 square feet it currently occupies at the Campus’s 1 Sylvan Way and 10 Sylvan Way, which have been leased to other companies. It will also retain the 145,983 square feet of space it occupies at another building at the Campus, 7 Sylvan Way. With the new lease, Wyndham Worldwide leases a total of 395,983 square feet of space at the Campus.

DIVIDENDS

In March, the Company’s Board of Directors declared a cash dividend of $0.64 per common share (indicating an annual rate of $2.56 per common share) for the first quarter 2007, which was paid on April 16, 2007 to shareholders of record as of April 4, 2007.

The Board also declared a cash dividend on its 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period January 15, 2007 through April 14, 2007. The dividend was paid on April 16, 2007 to shareholders of record as of April 4, 2007.

EQUITY OFFERING

In February, the Company completed an underwritten public offering of 4,650,000 shares of common stock for net proceeds of approximately $252 million. Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. were the underwriters for the offering. The net proceeds were used for repayment of debt and for general corporate purposes.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 92.2 percent leased at March 31, 2007, as compared to 92.0 percent at December 31, 2006.

For the quarter ended March 31, 2007, the Company executed 120 leases totaling 1,025,060 square feet, consisting of 621,236 square feet of office space, 394,774 square feet of office/flex space and 9,050 square feet of industrial/warehouse space. Of these totals, 284,349 square feet were for new leases and 740,711 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

IN NORTHERN NEW JERSEY:
-
Merrill Lynch signed a long-term expansion of 57,839 square feet at 101 Hudson Street in Jersey City, bringing its total presence in the building to almost 300,000 square feet. 101 Hudson Street is a 1.25 million square-foot office building that is 100 percent leased.

-
Daiichi Sankyo, Inc., a pharmaceutical company, signed a new 24-month lease for 46,000 square feet at 7 Campus Drive at the Mack-Cali Business Campus in Parsippany. 7 Campus Drive is a 154,395 square-foot office building and is 29.8 percent leased.

IN CENTRAL NEW JERSEY:
-
Utility provider Public Service Electric & Gas signed a three-year renewal of 46,191 square feet at 20 Commerce Drive in Cranford. 20 Commerce Drive is a 176,600 square-foot office building and is 100 percent leased.

IN WESTCHESTER COUNTY, NEW YORK:
-
Acorda Therapeutics, Inc., a biotechnology company, signed a transaction totaling 38,222 square feet, representing a 32-month expansion of 8,162 square feet and 23-month extension of 30,060 square feet at 15 Skyline Drive in the Mid-Westchester Executive Park in Hawthorne. The 55,000 square-foot office/flex building is 88.2 percent leased.

-
Montefiore Medical Center renewed its lease of 15,000 square feet for 10 years at 100 Corporate Boulevard at the South Westchester Executive Park in Yonkers. The 78,000 square-foot office/flex building is 98.3 percent leased.

IN FAIRFIELD COUNTY, CONNECTICUT:
-
The William Carter Company, a children’s wear manufacturer, renewed its lease of 41,762 square feet at 1000 Bridgeport Avenue in Shelton for one year. The 133,000 square-foot office building is 93.6 percent leased.

-
Whitman Breed Abbott & Morgan, LLC, a law firm, signed a new 16,482 square-foot lease for six years at 500 West Putnam Avenue in Greenwich. The 121,250 square-foot office building is 96.3 percent leased.

IN SUBURBAN PHILADELPHIA:
-
Xerimis, Inc., a clinical packaging firm, signed a transaction totaling 64,000 square feet, representing the entire office/flex building located at 102 Executive Drive at the Moorestown West Corporate Center in Moorestown, New Jersey. The lease represents a 10-year and six month expansion of 13,360 square feet and renewal of 50,640 square feet for six years and six months.

-
Sterling Medical Services, LLC, a medical-supply distributor, renewed its lease for the full 48,600 square-foot office/flex building located at 2 Twosome Drive at Moorestown West Corporate Center. The renewal carries a term of five years.

-
MDS Pharma Services (US), Inc., a global life sciences company, signed a five-year renewal of 47,120 square feet at 2200 Renaissance Boulevard in King of Prussia, Pennsylvania. The 174,124 square-foot office building is 74.9 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the first quarter 2007 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.sp.07.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2007, as follows:

Full Year
2007 Range

Net income available to common shareholders	$1.04 - $1.20
Add: Real estate-related depreciation and amortization	2.34
Funds from operations available to common shareholders	$3.38 - $3.54

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, May 3, 2007 at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=cli&script=1010&item_id=1523698

The live conference call is also accessible by calling (719) 457-2727 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on May 3, 2007 through May 10, 2007.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 4492020.

Copies of Mack-Cali’s 2007 Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

First Quarter 2007 Form 10-Q:
http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.07.pdf

First Quarter 2007 Supplemental Operating and Financial Data:
http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.sp.07.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Dept.
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 300 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 34.3 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of over 2,200 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended
	March 31,
Revenues	2007	2006
Base rents	$140,034	$127,975
Escalations and recoveries from tenants	26,225	21,003
Construction services	22,341	--
Real estate services	2,741	628
Other income	2,398	2,789
Total revenues	193,739	152,395

Expenses
Real estate taxes	23,519	20,816
Utilities	17,558	14,468
Operating services	24,766	20,260
Direct construction costs	20,911	--
General and administrative	11,071	8,775
Depreciation and amortization	41,514	36,578
Total expenses	139,339	100,897
Operating Income	54,400	51,498

Other (Expense) Income
Interest expense	(30,936)	(31,075)
Interest and other investment income	1,617	1,445
Equity in earnings (loss) of unconsolidated joint ventures	(2,231)	247
Minority interest in consolidated joint ventures	227	--
Gain on sale of investment in marketable securities	--	15,060
Total other (expense) income	(31,323)	(14,323)
Income from continuing operations before
Minority interest in Operating Partnership	23,077	37,175
Minority interest in Operating Partnership	(4,262)	(6,886)
Income from continuing operations	18,815	30,289
Discontinued operations (net of minority interest):
Income from discontinued operations	264	2,808
Net income	19,079	33,097
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$18,579	$32,597

PER SHARE DATA:
Basic earnings per common share	$0.28	$0.53
Diluted earnings per common share	$0.28	$0.52

Dividends declared per common share	$0.64	$0.63

Basic weighted average shares outstanding	65,695	61,988

Diluted weighted average shares outstanding	81,234	76,642

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended
	March 31,
	2007	2006
Net income available to common shareholders	$18,579	$32,597
Add: Minority interest in Operating Partnership	4,262	6,886
Minority interest in discontinued operations	61	649
Real estate-related depreciation and amortization on continuing operations (1)	46,870	37,570
Real estate-related depreciation and amortization on discontinued operations	343	3,064
Funds from operations available to common shareholders (2)	$70,115	$80,766

Diluted weighted average shares/units outstanding (3)	81,234	76,642

Funds from operations per share/unit - diluted	$0.86	$1.05

Dividends declared per common share	$0.64	$0.63

Dividend payout ratio:
Funds from operations-diluted	74.15%	59.78%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$2,489	$1,955
Tenant improvements and leasing commissions	$11,773	$11,970
Straight-line rent adjustments (4)	$4,709	$6,393
Amortization of (above)/below market lease intangibles, net (5)	$567	$664

(1) Includes the Company’s share from unconsolidated joint ventures of $5,510 and $1,139 for 2007 and 2006, respectively.
(2)  Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)  Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares, (15,287 shares in 2007 and 14,330 shares in 2006), plus dilutive Common Stock Equivalents (i.e. stock options).

(4) Includes the Company’s share from unconsolidated joint ventures of $797 and $209 for 2007 and 2006, respectively.
(5) Includes the Company’s share from unconsolidated joint ventures of $271 and $0 for 2007 and 2006, respectively

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended
	March 31,
	2007	2006
Net income available to common shareholders	$0.28	$0.52
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.58	0.49
Real estate-related depreciation and amortization on discontinued operations	--	0.04
Funds from operations available to common shareholders (2)	$0.86	$1.05

Diluted weighted average shares/units outstanding (3)	81,234	76,642

(1) Includes the Company’s share from unconsolidated joint ventures of $0.07 and $0.01 for 2007 and 2006, respectively.
(2)  Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see “Information About FFO” in this release.

(3)  Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (15,287 shares in 2007 and 14,330 shares in 2006), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	March 31,	December 31,
	2007	2006
ASSETS:
Rental property
Land and leasehold interests	$656,514	$659,169
Buildings and improvements	3,523,319	3,549,699
Tenant improvements	347,141	356,495
Furniture, fixtures and equipment	8,388	8,224
	4,535,362	4,573,587
Less-accumulated deprec. & amort.	(802,196)	(796,793)
	3,733,166	3,776,794
Rental property held for sale, net	30,333	--
Net investment in rental property	3,763,499	3,776,794
Cash and cash equivalents	150,171	101,223
Investments in unconsolidated joint ventures	168,861	160,301
Unbilled rents receivable, net	104,934	100,847
Deferred charges and other assets, net	244,196	240,637
Restricted cash	16,288	15,448
Accounts receivable, net	25,454	27,639

Total assets	$4,473,403	$4,422,889

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$1,631,748	$1,631,482
Revolving credit facility	--	145,000
Mortgages, loans payable and other obligations	364,269	383,477
Dividends and distributions payable	53,651	50,591
Accounts payable, accrued expenses and other liabilities	119,969	122,134
Rents received in advance and security deposits	49,546	45,972
Accrued interest payable	18,457	34,106
Total liabilities	2,237,640	2,412,762

Minority interests:
Operating Partnership	470,270	480,103
Consolidated joint ventures	1,879	2,117
Total minority interests	472,149	482,220
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
67,847,852 and 62,925,191 shares outstanding	678	629
Additional paid-in capital	1,968,555	1,708,053
Dividends in excess of net earnings	(230,619)	(205,775)
Total stockholders’ equity	1,763,614	1,527,907

Total liabilities and stockholders’ equity	$4,473,403	$4,422,889